UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 6, 2014
LIMELIGHT NETWORKS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
222 South Mill Avenue, 8th Floor
Tempe, AZ 85281
(Address, including zip code, of principal executive offices)
(602) 850-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2014, the Compensation Committee (the "Committee") of the Board of Directors of Limelight Networks, Inc. (the "Company") made the following compensation decisions in connection with its annual review of executive officer compensation:

2015 Target Annual Cash Bonus Amounts and Salary Determination

The Committee approved 2015 target annual cash bonus amounts and salaries for the Company’s senior executive officers, including the Company’s principal executive officer, principal financial officer, and other named executive officers. The target cash bonus amounts pertain to services to be performed in fiscal 2015 (which bonuses will be paid in 2016) pursuant to the Master Executive and Management Bonus Plan, a copy of which was furnished with a Current Report on Form 8-K on May 19, 2009. Each bonus plan participant may earn between zero and 200% of the target bonus depending upon the level of attainment or over-attainment of specified corporate financial and operational performance goals. The target annual incentive compensation shall be subject to the terms and conditions of the applicable 2015 incentive compensation plan(s) approved by the Committee.

The 2015 salary and target annual cash bonus amounts for the Company’s current named executive officers are unchanged from the 2014 levels, with the exception of Messrs. Lento and Wadsworth. For Messrs. Lento and Wadsworth, 2015 salary and target are summarized below:

Name	2015 Salary	2015 Target Annual Incentive
Robert A. Lento	$475,000	$380,000
Charles Kirby Wadsworth	$265,000	$66,000
The Committee approved certain equity incentive awards, including the awards to the following named executive officers:

Name and Title	Options (1)(2)	Restricted Stock Units (2)
Robert A. Lento President, Chief Executive Officer and Director	359,000	242,000
Peter J. Perrone Senior Vice President, Chief Financial Officer & Treasurer	133,000	89,000
George Vonderhaar Senior Vice President, Chief Sales Officer	125,000	84,000
Philip C. Maynard Senior Vice President, Chief Legal Officer & Secretary	78,000	53,000
Charles Kirby Wadsworth Senior Vice President, Chief Marketing Officer	94,000	63,000

(1)
Each stock option will have an exercise price per share equal to the fair market value per share of the Company's common stock as of November 13, 2014, which is the third business day following the Company's public announcement of its third quarter 2014 financial results.

(2)
Subject to the provisions of the 2007 Equity Incentive Plan or each recipient's respective employment agreement, one-third (1/3rd) of the Restricted Stock Units will vest on December 1, 2015, one-twelfth (1/12th) of the Restricted Stock Units will vest on March 1, 2016, and an additional one- twelfth (1/12th) will vest on the first day of each June, September, December and March thereafter for eight (8) consecutive quarters, provided the recipient continues to be a Service Provider through each such vesting date. One-third (1/3rd) of the shares subject to the stock option will vest on December 1, 2015, and one-thirty-sixth (1/36th) of the stock options will vest on the 1st day of January, 2016 and on the 1st day of each month thereafter until all of the stock options have vested (three years), provided the recipient continues to be a Service Provider through each such vesting date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT NETWORKS, INC.

Dated: November 13, 2014	By:	/s/ Philip C. Maynard
Philip C. Maynard Senior Vice President, Chief Legal Officer and Secretary